UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in charter)

Washington	91-1533912
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Amendment No. 2 to Registration Statement on Form 8-A amends and supplements the information set forth in the Registration Statement on Form 8-A (File No. 000-28386) filed by CTI BioPharma Corp., a Washington corporation (formerly known as Cell Therapeutics, Inc., the “Company”), with the Securities and Exchange Commission (the “Commission”) on September 6, 2012, as amended by Amendment No. 1 to Registration Statement filed by the Company with the Commission on December 7, 2012 (as amended, the “Registration Statement”), in connection with the preferred stock purchase rights (the “Rights”) distributed to the shareholders of the Company pursuant to the Shareholder Rights Agreement dated as of December 28, 2009 between the Company and Computershare Trust Company, N.A., as amended (the “Rights Agreement”). The description of the Rights in the Registration Statement is incorporated by reference herein and amended hereby.

Amendment to Rights Agreement

The information incorporated by reference into this Amendment No. 2 to Registration Statement on Form 8-A from Item 1 of the Registration Statement is hereby amended by adding the following text:

On December 1, 2015, the Company and the Rights Agent entered into the Third Amendment to Shareholder Rights Agreement, dated as of December 1, 2015 (the “Third Amendment”). The Third Amendment amends the definition of “Final Expiration Date” from the close of business on December 3, 2015 to the close of business on December 2, 2018.

The preceding summary of the principal terms of the Third Amendment is a general description only and is subject to the detailed terms and conditions of the Third Amendment, which is incorporated herein by reference to Exhibit 4.4 to this Amendment No. 2 to Registration Statement on Form 8-A.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 23, 2015).

4.1	Shareholder Rights Agreement, dated as of December 28, 2009, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on December 28, 2009).

4.2	First Amendment to Shareholder Rights Agreement, dated as of August 31, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 4, 2012).

4.3	Second Amendment to Shareholder Rights Agreement, dated as of December 6, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 7, 2012).

4.4	Third Amendment to Shareholder Rights Agreement, dated as of December 1, 2015, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 1, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CTI BIOPHARMA CORP.
Date: December 1, 2015	By:	/s/Louis A. Bianco

Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 23, 2015).

4.1	Shareholder Rights Agreement, dated as of December 28, 2009, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on December 28, 2009).

4.2	First Amendment to Shareholder Rights Agreement, dated as of August 31, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 4, 2012).

4.3	Second Amendment to Shareholder Rights Agreement, dated as of December 6, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 7, 2012).

4.4	Third Amendment to Shareholder Rights Agreement, dated as of December 1, 2015, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 1, 2015).